Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT


The Greenbrier Companies, Inc.
Lake Oswego, Oregon



We consent to the incorporation by reference in this Registration
Statement of The Greenbrier Companies, Inc. James-Furman
Supplemental 1994 Stock Option Plan on Form S-8 of our reports dated November 7, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Greenbrier
Companies, Inc. for the year ended August 31, 1995.


/s/ Deloitte & Touche LLP

Portland, Oregon
July 10, 1996